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[HSBC LOGO]

Date: 11th January 2006

To:   Edizione Holding Spa
      Calmaggiore 23
      31100 Treviso
      Italy

Attn: Dr. Gianni Mion

Fax:  00 39 0422 411118

Cc:   Dr. Carlo Bertazzo

Fax:  00 39 0422 4121 76

From: HSBC Bank Plc, London

Our Reference: 15/365/DER/ST TITID 2.2512P - 2.6139C 16/06/06 EDIZ

Confirmation of OTC Equity Share Option Transaction (Physical Settlement)
-------------------------------------------------------------------------

Dear Sir

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions") as published by the International Swaps and Derivatives Association Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between you ("Party B") and us ("Party A") as to the terms of the Transaction to which this Confirmation relates. "ISDA Form" means a 1992 ISDA Master Agreement (Multicurrency-Cross Border) as published by ISDA but without a Schedule. You and we agree that this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall form a single agreement and shall supplement, form a part of, and be subject to the provisions of Sections 1 to 14 inclusive of the ISDA Form (together the "Agreement") as if we had executed an ISDA Master Agreement in such form (but without any Schedule) on the Trade Date of the first such Transaction between us. All provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below. The following elections (a) to (g) of this Section 1 of this Confirmation shall apply to this Transaction:

      (a) "Market Quotation" and "Second Method" is defined in the ISDA Form in respect of the provisions relating to Event of Default and Termination Events pursuant to Section 5 thereof and the right to terminate following Events of Default and Payments on Early Termination pursuant to Section 6 thereof:

      (b)   "Cross Default":  Not Applicable;

HSBC Bank plc
Derivatives Operations
European Operations, Global Markets
8 Canada Square, London E14 5HQ
Tel: 020 7991 8888      Fax: 020 7991 4401

Register in England number 14259, Registered Office: 8 Canada Square, London E14 5HQ
Authorised and Regulated by Financial Services Authority





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      (c)   "Threshold Amount": Not Applicable;

      (d) The "Credit Event Upon Merger" provisions of Section 5 (b) (iv) of the ISDA Form will apply to both parties:

      (e) The "Automatic Early Termination" provisions of Section 6 (a) of the ISDA Form will not apply to both parties;

      (f) The ISDA Form and this Confirmation will be governed by and construed in accordance with English law; and

      (g) In the event of any inconsistency between the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions") and the provisions contained in the ISDA Form, the provisions contained in the ISDA Form will prevail and, in the event of any conflict between the provisions of the ISDA Form or the Equity Definitions and this Confirmation, the provisions of this Confirmation will prevail for the purpose of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

      Trade Date:                  30th December 2005

      Trade Time:                  Available on request

      Option (1) Style:            European

      Option (1) Type:             Call

      Option (1) Seller:           Party A

      Option (1) Buyer:            Party B

      Shares:                      Telecom Italia SpA (ISIN: IT003497168)

      Number of Options:           10,000,000

      Option (1) Entitlement:      1 Share(s) per Option

      Option (1) Strike Price:     EUR 2,6139, subject to the declaration by the
                                   Issuer of a gross  ordinary  dividend  of EUR
                                   0,1093  during the period from and  including
                                   the   Trade   Date  to  and   including   the
                                   Expiration  Date  (the  "Assumed  Dividend").
                                   Should   the  Issuer   declare  an   ordinary
                                   dividend  that exceeds the Assumed  Dividend,
                                   the Calculation  Agent will reduce the Strike
                                   Price by  100,00  per cent of the  difference
                                   between the declared dividend and the Assumed
                                   Dividend.   Should  the  Issuer   declare  an
                                   ordinary  dividend  that  is  less  than  the
                                   Assumed Dividend,  the Calculation Agent will
                                   increase  the Strike Price by 100,00 per cent
                                   of  the   difference   between  the  declared
                                   dividend and the Assumed Dividend.

      Premium:                     EUR 0,00 (Premium per option: EUR 0,00)

      Premium Payment Date:        5 Currency Business Days after the
                                   trade date

      Option (2) Style:            European





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      Option (2) Type:             Put

      Option (2) Seller:           Party B

      Option (2) Buyer:            Party A

      Shares:                      Telecom Italia SpA (ISIN: IT003497168)

      Number of Options:           10,000,000

      Option (2) Entitlement:      1 Share(s) per Option

      Option (2) Strike Price:     EUR 2,2512, subject to the declaration by the
                                   Issuer of a gross  ordinary  dividend  of EUR
                                   0,1093  during the period from and  including
                                   the   Trade   Date  to  and   including   the
                                   Expiration  Date  (the  "Assumed  Dividend").
                                   Should   the  Issuer   declare  an   ordinary
                                   dividend  that exceeds the Assumed  Dividend,
                                   the Calculation  Agent will reduce the Strike
                                   Price by  100,00  per cent of the  difference
                                   between the declared dividend and the Assumed
                                   Dividend.   Should  the  Issuer   declare  an
                                   ordinary  dividend  that  is  less  than  the
                                   Assumed Dividend,  the Calculation Agent will
                                   increase  the Strike Price by 100,00 per cent
                                   of  the   difference   between  the  declared
                                   dividend and the Assumed Dividend.

      Premium:                     EUR 0,00 (Premium per option: EUR 0)

      Premium Payment Date:        5 Currency Business Days after the
                                   trade date

      Exchange:                    Milan Stock Exchange

      Related Exchange:            All Exchanges

Procedure for Exercise of Option (1) or Option (2):

      Expiration Time:             At the close of trading on the Exchange

      Expiration Date:             16th June 2006

      Multiple Exercise:           Not Applicable

      Automatic Exercise:          Not Applicable

      Procedure for Exercise:      No later than 5 Currency Business Days before
                                   the Expiration  Date Party B can elect either
                                   Physical   or   Cash   Settlement.   For  the
                                   avoidance of doubt if this election is not made the settlement method shall be Physical
                                   Settlement

      Telephone or Facsimile
      Number and Contact Details
      for Purpose of Giving
      Notice:                      HSBC Bank Plc, London
                                   Tel: 00 44 20 7991 5196
                                   Fax: 00 44 20 7991 4401





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Valuation:

      Averaging:                   Applicable

      Averaging Dates:             The three  Exchange  Business Days before and
                                   including the Expiration Date.

      Relevant Price:              The "prezzo  ufficiale" which means the price
                                   as published by the Exchange at the close of trading having the meaning ascribed thereto in the Rules of the Markets organised and managed by the Italian Stock Exchange.

Settlement Terms (in respect of Cash Settlement):

      Cash Settlement:             Applicable

      Settlement Currency:         EUR

      Cash Settlement Payment
      Date: In respect of each Exercise Date, 3 Currency Business Days after the relevant Valuation Date

Settlement Terms (in respect of Physical Settlement):

      Physical Settlement:         Applicable

      Settlement Currency:         EUR

Adjustments:

      Method of Adjustment:        Calculation Agent Adjustment

Extraordinary Events:

      Consequences of Merger Events:

      (a) Share-for-Share:         Alternative Obligation

      (b) Share-for-Other:         Modified Calculation Agent Adjustment

      (c) Share-for-Combined:      Modified Calculation Agent Adjustment

      Tender Offer:                Applicable

      Consequences of Tender Offers :

      (a) Share-for-Share:         Modified Calculation Agent Adjustment

      (b) Share-for-Other:         Modified Calculation Agent Adjustment

      (c) Share-for-Combined:      Modified Calculation Agent Adjustment





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Composition of Combined
Consideration:                     Inapplicable

Nationalisation or Insolvency or
Delisting:                         Cancellation and Payment

Additional Disruption Events

      Change in Law:               Applicable

      Failure to Deliver:          Applicable

      Insolvency Filing:           Not Applicable

      Hedging Disruption:          Not Applicable

      Increased Cost of Hedging:   Not Applicable

      Loss of Stock Borrow:        Not Applicable

      Increased cost of Stock
      Borrow:                      Not Applicable

Non Reliance:                      Applicable

Agreements and Acknowledgements
Regarding hedging Activities:      Applicable

Additional Acknowledgements:       Applicable

3. Calculation Agent:              Party A or any  successor  Calculation  Agent
                                   appointed  by Party A. Party B may  challenge
                                   any   determination  or  calculation  by  the
                                   Calculation   Agent  within  three   Exchange
                                   Business Days  following the receipt by Party
                                   B of such  determination  or calculation.  If
                                   the   parties   are  unable  to  agree  on  a
                                   particular  determination  or calculation,  a
                                   mutually    acceptable   third   party   (the
                                   "Substitute   Calculation   Agent")  will  be
                                   appointed   within  24  hours  following  the
                                   challenge by Party B to make a  determination
                                   as to the  disputed  matter.  If either party
                                   determines that the parties cannot agree on a
                                   Substitute Calculation Agent, then each party
                                   shall select an independent leading dealer in
                                   the  relevant  market,  which  dealers  shall
                                   agree on a third  party  independent  leading
                                   dealer,  which dealer shall be the Substitute
                                   Calculation   Agent.   The  calculations  and
                                   determinations of the Substitute  Calculation
                                   Agent,   shall  be  binding  and  conclusive.
                                   Subject to the foregoing, all determinations and calculations by the Calculation Agent will be binding and conclusive in the absence of manifest error.

4. Account Details:

        Account for payments to Party A: HSBC Bank plc, London (M1DLGB22)
                                         A/C 87511552





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     Account for payments to Party B: Banca Intesa S.p.A. - Treviso
                                      SWIFT BCITITMM850
                                      Account: IT59 V030 6912 0300 2997 2020 176

5. Offices:

The office of HSBC Bank Plc London for the Transaction is London.

The office of Edizione Holding S.P.A for the Transaction is Treviso

6. Governing law: English law

      Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.
Fax Number:  +44 20 7991 4401
Telephone number for Confirmation Queries: +44 20 7991 9214

                                   Yours sincerely,

                                   HSBC Bank Plc London

                                   By: ___________________________________
                                          Name:
                                          Title:

Confirmed as of the date
first above written:

Edizione Holdings

By: _______________________________
         Name:
         Title:

Reference: 15/365/DER/ST TITID 2.2512P - 2.6139C 16/06/06 EDIZ